Exhibit 99.1


     CITADEL SECURITY SOFTWARE INC. ANNOUNCES RECEIPT OF NASDAQ COMMUNICATION
                               GRANTING EXTENSION



DALLAS, TEXAS--APRIL 10, 2006 -- Citadel Security Software Inc. (NASDAQ: CDSS) announced today that on April 7, 2006, it received a letter from The NASDAQ Stock Market notifying Citadel that the Nasdaq Listing Qualifications Panel has granted Citadel's request for an extension of the time period to regain compliance with the minimum bid price requirement for continued listing, subject to the conditions that (1) on or before May 2, 2006, Citadel must have evidenced a closing bid price of at least $1.00 per share for a minimum of ten consecutive trading days, and (2) on or before May 15, 2006, Citadel must report in its Quarterly Report on Form 10-Q for the period ending March 31, 2006, actual stockholders' equity at March 31, 2006 of at least $2,500,000. In addition, Citadel must be able to demonstrate compliance with all requirements for continued listing on the Nasdaq Capital Market. Failure to meet any of these conditions may result in the delisting of Citadel's common stock from The Nasdaq Stock Market. There can be no assurance that Citadel will meet the NASDAQ's requirements for continued listing.

ABOUT CITADEL SECURITY SOFTWARE INC.
Citadel Security Software Inc. (NASDAQ: CDSS - News) delivers security solutions
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that enable organizations to manage risk, reduce threats and enforce compliance with security policies and regulations. Citadel's proven architecture provides a business process to manage the increasing volume, frequency and complexity of cyber security attacks. Citadel combines the world's largest active library of remediations spanning all classes of vulnerabilities with a proven delivery methodology to dramatically streamline vulnerability management and security compliance and provide ROI from the first use. Citadel solutions are used across the Department of Defense, at the Veterans Administration, and within other government and commercial organizations. For more information on Citadel, visit www.citadel.com, or call 888-8CITADEL.
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SAFE HARBOR/FORWARD-LOOKING STATEMENTS:
Forward-looking statements contained in this news release, including those related to the Company's listing on the NASDAQ Capital Market, are made under "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of known and unknown risks and uncertainties that could materially affect future results and may cause such forward-looking statements not to be realized. These risks and uncertainties, many of which are not within the Company's control, include, but are not limited to, the Company's ability to regain compliance with requirements for continued listing on the NASDAQ Capital Market and the adverse consequences that may result from any failure to maintain its listing including with respect to its Series A and Series B Convertible Preferred Stock; there can be no assurance that the Company will implement a reverse stock split or that the market price of the Company's common stock will trade above $1 for the required period; there can be no assurance that the Company will be able to achieve the required minimum stockholders' equity or market value of the Company's securities; changes to or developments in the Company's financial situation; and


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the other risk factors and cautionary statements listed from time to time in the
Company's periodic reports filed with the Securities and Exchange Commission, including but not limited to, the Company's Annual Report on Form 10-K for the year ended December 31, 2005. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any changes in expectations, or any change in events or circumstances on which those statements are based, unless otherwise required by law.

Editors Note: Citadel is a trademark and Hercules(R) is a registered trademark of Citadel Security Software.


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